EXHIBIT 10.4


                               SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is entered into this 18th day of July, 2000 by and between Internet Venture Group, Inc. ("IVG"), a Florida corporation, doing business in Texas and located at 9307 W. Sam Houston Parkway South, Bldg. 100, Houston, TX, 77099 ("Debtor"), and Swan Magnetics, Inc., a California corporation located at 2982 Scott Blvd., Santa Clara, CA 95054, California (the "Secured Party").

                                    RECITALS

         WHEREAS, following the signing of that certain Secured Convertible Promissory Note (the "Loan Agreement") dated as of the 18th day of July, 2000 (the "Effective Date"), the Secured Party loaned certain monies to Debtor (the "Loan") pursuant to that certain Secured Convertible Promissory Note of the Debtor, dated as of the 18th day of July, 2000 (the "Note").

         WHEREAS, Debtor has agreed to secure its obligations set forth in this Agreement and in the Note by granting to the Secured Parry a security interest in the Collateral, as defined below.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Secured Party and the Debtor agree as follows:

         1.       SECURITY INTEREST.

                  1.1. GRANT OF INTEREST. In consideration for the Secured Party's making the Loan, the Debtor grants to the Secured Party a security interest (the "Security Interest") in all property listed on Schedule A hereto (the "Collateral"). The Security Interest is granted to the Secured Party to secure (a) the payment of the indebtedness evidenced by the Note with interest thereon and all renewals, extensions, and modifications of the Note, and (b) the performance and observance of all of Debtor's obligations, and covenants and agreements under this Agreement.

                  1.2. ACKNOWLEDGMENT OF PRIORITY. The parties hereby acknowledge the Security Interest shall rank behind the secured interest of Hewlett-Packard Company with respect to the Collateral.

                  1.3. SUBORDINATION. Secured Party agrees that it shall subordinate the liens in the Collateral granted hereunder to the liens of any commercial lender that commits to loan Debtor not less than one million dollars ($1,000,000.00) on a secured basis.

         2. NON-REMOVAL OF COLLATERAL. Debtor agrees to not cause the removal of the Collateral from the premises of Debtor without the written consent of the Secured Party.

         3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by the Secured Party from Debtor under the Note shall be applied by the Secured Party in the following order of priority: (i) collection costs; (ii) interest payable on the Note in the manner provided therein; (iii) principal of the Note in the manner provided therein; and (iv) any other sums secured by this Agreement in such order as the Secured Party, at the Secured Party's option, may determine.

         4. COVENANTS OF DEBTOR. For as long as this Agreement is force, Debtor agrees that:

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                  4.1. PAYMENT OF PRINCIPAL AND INTEREST. Debtor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Agreement.

                  4.2. EXECUTION OF INSTRUMENTS. Upon the reasonable request of the Secured Party, Debtor will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.

                  4.3. PERFECTION OF SECURITY INTEREST. Debtor agrees to execute and file financing statements, and do whatever may be necessary under the California Uniform Commercial Code (the "UCC"), and other applicable laws, to perfect and continue the Secured Party's security interest in the Collateral, all at the Debtor's expense.

                  4.4. TAXES AND ASSESSMENTS. Debtor will pay or cause to be paid promptly when due all taxes and assessments on the Collateral. Debtor may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

         5. INSPECTION OF COLLATERAL. Upon reasonable notice from the Secured Party, Debtor shall permit the Secured Party or its representatives to visit and inspect any of the properties of Debtor, to examine Debtor's corporate books and financial records and to discuss with Debtor's officers its affairs, finances, and accounts, so long as such visits shall occur at reasonable times, during normal business hours and in a reasonable manner.

         6. PROTECTION OF THE SECURED PARTY'S SECURITY INTEREST IN COLLATERAL. If Debtor fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Secured Party therein, including, but not limited to eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then the Secured Party, at the Secured Party's option, may make such appearance, disburse such sums, and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon any Debtor's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by the Secured Party pursuant to this Section 6, with interest thereon, shall become additional indebtedness of the Secured Party secured by this Agreement. Unless the Debtor and the Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from the Debtor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Debtor under applicable law. Nothing contained in this Section 6 shall require the Secured Party to incur any expense or take any action.

         7. UCC SECURITY AGREEMENT. This Agreement is intended to be a security agreement pursuant to the UCC for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the UCC, and Debtor hereby grants the Secured Party a security interest in said items. Debtor agrees that the Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, Debtor agrees to execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements and other instruments, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Secured Party may require to perfect a security interest with respect to said items. Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements which the Secured Party may reasonably require. Upon the occurrence of an Event of Default, the Secured Party shall have the remedies of a secured party under the UCC and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement as to such. items. In exercising any of said remedies, the Secured Party may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the UCC or of the other remedies provided in this Agreement.

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         8. DEBTOR AND LIEN NOT RELEASED. From time to time, the Secured Party may, at the Secured Party's option, without giving notice to or obtaining the consent of Debtor, or its respective successors or assigns or of any other lienholder or guarantors, without liability on the Secured Party's part, and notwithstanding Debtor's breach of any covenant or agreement of Debtor in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept renewal of the Note therefor, modify the terms and the time of payment of said indebtedness, and release from the lien of this Agreement any part of the Collateral.

         9. FORBEARANCE BY THE SECURED PARTY NOT A WAIVER. Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by the Secured Party shall not be a waiver of the Secured Party's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive Debtor's default in payment of sums secured by this Agreement.

         10. EVENTS OF DEFAULT.

                  10.1. Anyone or more of the following events constitutes an event of default (each an "Event of Default"):

                           (a) Failure to pay within five (5) days after the due
date any amount of principal or interest owing under the Note;

                           (b) Any levy, seizure, attachment, lien, or
encumbrance of or on the Collateral which is not discharged by the Debtor within ten (10) days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Secured Party; and

                           (c) If Debtor shall voluntarily file a petition under
the federal Bankruptcy Act, as such Bankruptcy Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Debtor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Debtor's property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure.

                   10.2. If an Event of Default shall have occurred, then the Secured Party may, at the Secured Party's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to Debtor, and the Secured Party may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Secured Party in connection with Debtor's bankruptcy or any of the other events described in this Section 10 shall be additional indebtedness of such Debtor secured by this Agreement.

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         11. REMEDIES WITH RESPECT TO COLLATERAL. Upon an Event of Default, the
Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at the place to be designated by the Secured Party which is reasonably convenient to both parties. The Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Party shall give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. At any sale of any of the Collateral, the Secured Party may (i) restrict the prospective bidders or purchasers to persons who can evidence available funds on deposit to pay for the Collateral in the event that they are the successful bidder, and
(ii) bid for the Collateral.

         12. MISCELLANEOUS PROVISIONS.

                   12.1. This Agreement is the sole agreement between the parties with respect to the security interest granted in the Collateral and supersedes all prior agreements or discussions, oral or written, between the parties with respect to security interests granted in the Collateral.

                   12.2. Neither this Agreement nor any right or obligation hereunder is capable of being assigned by Debtor without the prior written consent of the Secured Party, and any purported transfer or assignment will be void. The Secured Party may assign its rights hereunder in connection with the transfer of any of its interest in the Note. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns (whether by operation of law, merger, change of control or otherwise) of the Debtor and the Secured Party.

                  12.3. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the Debtor and the Secured Party.

                  12.4 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

                  12.5. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  12.6. This Agreement will be deemed entered into in California and will be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law known as conflicts of law. The parties agree that any dispute arising under this Agreement will be resolved in the state or federal courts in Santa Clara County, California, and the parties hereby expressly consent to jurisdiction therein.

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                  12.7. Should any litigation be commenced among the parties in relation to this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as maybe granted, to a reasonable sum for attorneys fees (and any other costs and expenses, including costs of investigation) in connection with such litigation or in a separate action brought for that purpose.

                  12.8. Because the parties hereto have participated in drafting this Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it. Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative.

                  12.9. Any notice required or permitted under this Agreement shall be given to the parties at the addresses set forth below:

If to Debtor:                                   If to Secured Party:

Internet Venture Group, Inc.                    Swan Magnetics, Inc.
9307 W. Sam Houston Pkwy S Bldg 100             2982 Scott Blvd.
Houston, Texas      770099                      Santa Clara, California  95054
Facsimile:          (713) 771-7536              Facsimile:       (408) 653-2191
Attention:           President                  Attention:       President

with a copy to:

Thomas Gruenert                                 Eden Kim
7707 Fannin, ste 203                            10715 Orline Ct.
Houston, TX. 77054                              Cupertino, CA.   95014
Facsimile:          (713) 665-1900              Facsimile:       (408) 996-1403

                  12.10. Termination of this Agreement shall not be an exclusive remedy for breach of this Agreement and, whether or not termination is effected, all other remedies will remain available.

                  12.11. The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

                  12.12. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

"DEBTOR"                                           "SECURED PARTY"


INTERNET VENTURE GROUP, INC.,                      SWAN MAGNETICS. INC.,
a Florida corporation                              a California corporation


By:   /S/ ELORIAN LANDERS                          By: /S/ Eden C. Kim
   -------------------------                          --------------------------
Name: Elorian Landers                                Name: Eden C. Kim
Title: President

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